SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                       _________________


                           FORM 8-K



                   Current Report Pursuant
                 to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



                       June 13, 1995
                      _________________
        Date of Report (Date of earliest event reported)


                  SIERRA HEALTH SERVICES, INC.
     (Exact Name of Registrant as Specified in Its Charter)


                           Nevada
        (State or Other Jurisdiction of Incorporation)

           1-8865                        88-0200415
  (Commission File Number)   (IRS Employer Identification No.)

      2724 North Tenaya Way                          89128
         Las Vegas, Nevada                       (Zip Code)
   (Address of principal executive offices)


                       (702) 242-7000
         Registrant's Telephone Number, Including Area Code

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Item 5.     OTHER EVENTS

The Registrant has entered into a definitive agreement to acquire CII Financial, Inc. in a stock-for-stock transaction. CII is primarily engaged in writing workers' compensation insurance in California and four other Western and Midwestern states. The common stock of CII is listed on the American Stock Exchange.

Under the terms of the agreement, CII's shareholders would receive 0.37 of a share of the Registrant's common stock for each share of CII's common stock they hold. The transaction is subject to shareholder approval, receipt of regulatory approvals and certain other closing conditions. The merger is expected to close later this year.

At the close of business on June 9, 1995, 7,187,721 shares of CII's common stock were outstanding, excluding shares reserved for issuance upon the exercise of options and other conversion rights.